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                                                                   Exhibit 10.21

                                PROMISSORY NOTE


$100,000.00                                                       Longmont, CO.
                                                                  April 29, 1998


        FOR VALUE RECEIVED, the undersigned promises to pay to the order of William F. Woodburn, the sum of One Hundred Thousand Dollars ($100,000.00), with interest at the rate of ten percent (10%) per annum on the unpaid balance.

        Said sum shall be payable in the manner following:

        Due and payable on demand.

        The undersigned shall have the right to prepay without penalty. In the event any payment due hereunder is not made when due, the entire balance shall be immediately due at the option of the holder.

        In the event of default, the undersigned agrees to pay all reasonable attorney fees and costs of collection.

        This promissory note is secured by all of the assets of the corporation.

Attest:


/s/ Mark D. Woodburn                   /s/ Robert L. Richards
----------------------------           ----------------------------
Mark D. Woodburn                       Robert L. Richards
Secretary                              Chief Executive Officer


STATE OF COLORADO
COUNTY OF BOULDER, TO-WIT:

        This instrument was acknowledged before me this 29th day of April, 1998, by Robert L. Richards, C.E.O. of Kaire International, Inc., a Delaware corporation, on behalf of said corporation.


/s/ Illegible
-------------------------
Notary Public


My commission expires:  April 5, 1999
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